Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2012, relating to the consolidated financial statements of Remark Media, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Remark Media, Inc. for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Cherry, Bekaert & Holland, L.L.P.
Atlanta, Georgia
March 22, 2012